Exhibit 1.1

17,000,000 American Depository Shares

Each Representing Five Class A Ordinary Shares, Par Value US$0.00001 Per Share

PPDAI GROUP INC.

UNDERWRITING AGREEMENT

November [9], 2017

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

United States

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

As Representatives of the Several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

PPDAI Group Inc., a company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), 17,000,000 American depositary shares (“ADSs”), each ADS representing five Class A ordinary shares, par value US$0.00001 per share, of the Company (together with the Class B ordinary shares of the Company, “Ordinary Shares”) (such 17,000,000 ADSs being hereafter referred to as the “Firm Securities”). The shareholders listed in Schedule II hereto (the “Selling Shareholders”) propose severally to sell to the several Underwriters not more than an additional 2,550,000 ADSs (such not more than 2,550,000 additional ADSs being sold by the Selling Shareholders are hereafter collectively referred to as the “Optional Securities”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Optional Securities granted to the Underwriters in Section 2 hereof. The Firm Securities and the Optional Securities, in each case including the underlying Ordinary Shares, are hereinafter collectively referred to as the “Offered Securities.”

The ADSs purchased by the Underwriters pursuant to this Agreement will be issued pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of the ADSs.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Offered Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Offered Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. A registration statement on Form F-6 (No. 333-221209) relating to the ADSs has been filed with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (No. 001-38269) (the “Exchange Act Registration Statement”) to register the Ordinary Shares and the ADSs under Section 12(b) of the Exchange Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

The Company hereby acknowledges that, as part of the proposed offering of the ADSs, it has requested Piper Jaffray & Co., and Piper Jaffray & Co. has agreed, to administer a directed share program (the “Directed Share Program”) under which a portion of the Offered Securities by the Underwriters (the “Directed Shares”), shall be reserved for purchase at the initial public offering price by the Company’s directors, officers, employees, business associates and other persons having a relationship with the Company as designated by the Company (the “Participants”) as part of the distribution of the ADSs by the Underwriters, subject to the terms of this Underwriting Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of Offered Securities available for sale to the general public will be reduced to the extent that Participants purchase the Directed Shares. The Underwriters may offer any Offered Securities not purchased by Participants to the general public on the same basis as the other Offered Securities being sold hereunder.

1.    Representations and Warranties of the Company and the Selling Shareholders.

1.1    The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act. The Company has complied with each request, if any, from the Commission for additional information.

(b)    Compliance with Securities Laws. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply in all material respects and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the preceding sentence do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)    Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic roadshow. As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Testing-the-Waters Communication. From the time of initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communication with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed in Schedule V hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communications, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has full corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below). The currently effective amended and restated memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The amended and restated memorandum and articles of association of the Company adopted on October 10, 2017, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands law and, immediately prior to the completion of this offering, will be in full force and effect. Complete and correct copies of all constituent documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constituent documents on or after the date of this Agreement through and including each Closing Date.

(f)    Subsidiaries. The Company does not own or control, directly or indirectly, any significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act) other than the subsidiaries and variable interest entities of the Company set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. None of the subsidiaries and variable interest entities that are not disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus is significant to the Company’s business as a whole. Each subsidiary and variable interest entity of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all of the constitutive documents of each subsidiary and variable interest entity of the Company comply with the requirements of applicable laws of jurisdictions of its incorporation or organization and are in full force and effect; and each subsidiary and variable interest entity of the Company is duly qualified to do business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below); all of the issued and outstanding share capital or equity interests, as the case may be, of each subsidiary and variable interest entity of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the share capital or equity interests, as the case may be, of each direct or indirect subsidiary of the Company are owned free from liens, encumbrances, defects and claims; and the equity interests of each variable interest entity are owned by the individuals as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and are, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, free from liens, encumbrances, defects and claims. As used in this Agreement, “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and, unless otherwise indicated or the context otherwise requires, it shall include, with respect to the Company, any of its variable interest entities.

(g)    VIE Agreements and Ownership Structure. (A) The description of each of the agreements under the caption “Corporate History and Structure” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to which any of Shanghai Guangjian Information Technology Co., Ltd. (“Shanghai Guangjian”), Shanghai Shanghu Information Technology Co., Ltd. (“Shanghai Shanghu”), Beijing Paipairongxin Investment Consulting Co., Ltd. (“Beijing Paipairongxin”), Shanghai PPDai Financial Information Service Co., Ltd. (“Shanghai PPDai”), Beijing Prosper Investment Consulting Co., Ltd. (“Beijing Prosper”) and the shareholders of Beijing Paipairongxin is a party (collectively, the “VIE Agreements”), and of the Ownership Structure (as defined below), is fair and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the Ownership Structure (as defined below) or the operation of the Company together with its subsidiaries and variable interest entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each party to the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has taken all necessary action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.

(B) The ownership structure of Shanghai Guangjian, Shanghai Shanghu, Beijing Paipairongxin, Shanghai PPDai and the subsidiaries of Shanghai PPDai (the “Ownership Structure”) comply with all applicable People’s Republic of China (“PRC”) laws, and neither the Ownership Structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable PRC laws; neither the Ownership Structure nor the VIE Agreements have been challenged by any PRC governmental agency; and there are no legal, arbitral, governmental or other proceedings (including, without limitation, governmental investigations or inquiries) pending before, or, to the best knowledge of the Company, threatened or contemplated by any PRC governmental agency in respect of such Ownership Structure or VIE Agreements.

(C) The execution and delivery by Shanghai Guangjian, Shanghai Shanghu, Beijing Paipairongxin, Shanghai PPDai, Beijing Prosper and the shareholders of Beijing Paipairongxin of, and the performance by Shanghai Guangjian, Shanghai Shanghu, Beijing Paipairongxin, Shanghai PPDai, Beijing Prosper and the shareholders of Beijing Paipairongxin of their respective obligations under, each of the VIE Agreements and the consummation by Shanghai Guangjian, Shanghai Shanghu, Beijing Paipairongxin, Shanghai PPDai, Beijing Prosper and the shareholders of Beijing Paipairongxin of the transactions contemplated therein will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or asset of the Company or any of its subsidiaries or variable interest entities pursuant to, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries or variable interest entities is a party or by which the Company or any of its subsidiaries or variable interest entities is bound or to which any of the properties or assets of the Company or any of its subsidiaries or variable interest entities is subject; (ii) result in any violation of the provisions of the articles of association, business license or other constitutive documents of the Company or any of its subsidiaries or variable interest entities ; (iii) result in any breach or violation of or constitute a default under any PRC laws, rules or regulations; or (iv) result in any breach or violation of any arbitration award or judgment, order or decree of any court of the PRC, or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company or any of its subsidiaries or variable interest entities or any of its properties, except, in the case of (i) and (iv), where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect.

(D) (i) Each of the VIE Agreements is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreements. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto. Each of the VIE Agreements is in proper legal form under the laws of the PRC for the enforcement thereof against Shanghai Guangjian, Shanghai Shanghu, Beijing Paipairongxin, Shanghai PPDai, Beijing Prosper and the shareholders of Beijing Paipairongxin, as the case may be, in the PRC without further action by Shanghai Guangjian, Shanghai Shanghu, Beijing Paipairongxin, Shanghai PPDai, Beijing Prosper or the shareholders of Beijing Paipairongxin; (ii) all governmental authorization required under the PRC laws, rules and regulations in connection with the Ownership Structure and the VIE Agreements have been granted, duly made or unconditionally obtained in writing and are in full force and effect, and (iii) no such governmental authorization has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements.

(E) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Beijing Paipairongxin, through its rights to authorize the shareholders of Beijing Paipairongxin to exercise their voting rights.

(h)    Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including but not limited to loan origination volume, investment volume, outstanding loan balance, delinquency rates, vintage delinquency rates, number of users, borrowers and investors, transaction fees, repeat borrower rate, delinquency rate by balance, cumulative net fund flow of investor cohort, borrowing frequency by vintage, investor cohort, average annualized rate of return, average investment amount, average loan amount, average term, incentive fees, average investing period and quality assurance fund contribution rate, are true and accurate in all material respects.

(i)    Operations. There have been no disruptions to the operations of the Company or any of its subsidiaries or variable interest entities except as described in Registration Statement, the Time of Sale Prospectus and the Prospectus, or except for any disruptions that would not individually or in the aggregate result in a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, properties or prospects of the Company, its subsidiaries and variable interest entities taken as a whole (“Material Adverse Effect”), and to the best knowledge of the Company after due inquiry, there are no facts or circumstances that may lead to such disruptions.

(j)    Directors and Officers. To the best knowledge of the Company, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Board or in the Company.

(k)    Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(l)    Offered Securities. The Offered Securities and all other issued and outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all issued and outstanding Ordinary Shares are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, the Class A ordinary shares represented by such Offered Securities will be, validly issued, fully paid and nonassessable, and will conform to the information in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to the description of such Offered Securities contained in the Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights, resale rights, rights of first refusal or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable or exercisable for, any Ordinary Shares or other equity interest in the Company or any of its subsidiaries or variable interest entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any Ordinary Shares or other equity interest in the Company or any of its subsidiaries or variable interest entities, any such convertible or exchangeable securities or any such rights, warrants or options, which in each case are enforceable against the Company or any of its subsidiaries or variable interest entities. The Offered Securities to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of such Offered Securities under the laws of the Cayman Islands, the PRC or the United States.

(m)    No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its subsidiaries and variable interest entities and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n)    Registration Rights; Lock-Up Letters. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in the Lock-Up Letter (as defined below) hereof. Each officer, director and shareholder of the Company and person or entity set forth on Schedule IV hereto, which schedule includes all persons and entities that hold rights to acquire shares of the Company, has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(o)    Listing. The Offered Securities have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to notice of issuance.

(p)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the issuance, offer and sale of the Offered Securities, except such as have been obtained or made. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.

(q)    Title to Property. Each of the Company, its subsidiaries and variable interest entities has good and marketable title to all properties and assets owned by it which is material to the business of the Company, in each case free from liens, charges, encumbrances and defects. The Company, its subsidiaries and variable interest entities hold real or personal property that is leased under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(r)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein, and the issuance and sale of the Offered Securities, including the deposit of the Ordinary Shares underlying the Offered Securities with the Depositary against the issuance of ADSs, and the listing of the Offered Securities on the NYSE, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or variable interest entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries and variable interest entities is a party or by which the Company or any of its subsidiaries and variable interest entities is bound or to which any of the properties or assets of the Company or any of its subsidiaries and variable interest entities is subject; (ii) result in any violation of the provisions of the articles of association, business license or other constitutive documents of the Company or any of its subsidiaries and variable interest entities; and (iii) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries and variable interest entities or any of their properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries and variable interest entities.

(s)    Absence of Existing Defaults and Conflicts. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries and variable interest entities is (i) in breach or violation of any provision of applicable law (including, but not limited to, any applicable laws and regulations governing online consumer finance industry in China) or (ii) is in breach of its respective articles of association or other constitutive documents. Neither the Company nor any of its subsidiaries and variable interest entities is in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in any Material Adverse Effect.

(t)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(u)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Upon due issuance and delivery by the Depositary of ADSs representing the Offered Securities and the deposit of Ordinary Shares represented by such ADSs in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(v)    Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries and variable interest entities possesses, and is in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) and has made all reports to and declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by it and has not received any notice of proceedings relating to the revocation or modification of any Licenses. Neither the Company nor any of its subsidiaries and variable interest entities has any reason to believe that any such Licenses will not be renewed in the ordinary course except for such failure to renew that would not have a Material Adverse Effect.

(w)    Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries or variable interest entities exists or, to the best knowledge of the Company, is threatened or imminent. Each of the Company, its subsidiaries and variable interest entities is and has been at all times in compliance with applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or, to the best knowledge of the Company, is threatened or imminent.

(x)    Possession of Intellectual Property. The Company, its subsidiaries and variable interest entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof necessary to the conduct of the business now conducted or proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by them (collectively, “Intellectual Property Rights”), and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company, its subsidiaries or its variable interest entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries, its variable interest entities or third parties of any of the Intellectual Property Rights of the Company, its subsidiaries or its variable interest entities; (iii) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s, its subsidiaries or its variable interest entities’ rights in or to, or claiming the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights of the Company or any of its subsidiaries or variable interest entities, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries or variable interest entities infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company, its subsidiaries or its variable interest entities in their businesses has been obtained or is being used by the Company, its subsidiaries or its variable interest entities in violation of any binding contractual obligation, in violation of the rights of any persons, except in each case covered by clauses (i) – (vi) such as would not, if determined adversely to the Company or any of its subsidiaries or variable interest entities, individually or in the aggregate, have a Material Adverse Effect.

(y)    Environmental Laws. Neither the Company nor any of its subsidiaries or variable interest entities is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(z)    Accurate Disclosure. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “ “Enforceability of Civil Liabilities”, “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview”, “Business”, “Regulation”, “Management”, “Related Party Transactions”, “Description of Share Capital”, “Description of American Depositary Shares”, “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The preceding sentence, insofar as it relates to statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Underwriting,” does not apply to information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(aa)    Absence of Manipulation. Neither the Company, nor any of its subsidiaries or variable interest entities nor any of their respective directors, officers, affiliates or controlling persons, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(bb)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they derive. The Company has obtained the written consent to the use of such data from such sources to the extent required and such consent has not been revoked.

(cc)    Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and its variable interest entities and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all applicable rules of the NYSE. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with all applicable laws and regulations including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission, the rules of the NYSE and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of the NYSE. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, such laws and regulations, or any matter which, if determined adversely, would have a Material Adverse Effect. Each of the Company’s directors identified as an independent director in the Registration Statement, the Time of Sale Prospectus and the Prospectus meets the criteria for “independence” under the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of the NYSE.

(dd)    Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board of Directors of the Company stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any Internal Control Event.

(ee)    Litigation. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or variable interest entities or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries or variable interest entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the best knowledge of the Company, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated. There are no legal or governmental proceedings that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so disclosed.

(ff)    Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(gg)    Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and its subsidiaries and variable interest entities as of the dates shown and their consolidated results of operations, cash flows and changes in the shareholders’ equity of the Company and its subsidiaries and variable interest entities for the periods shown, and such financial statements have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with U.S. GAAP on a consistent basis; the other financial and statistical data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein. The financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required. The Company, its consolidated subsidiaries and variable interest entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet arrangements as defined by the rules of the Commission), that are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh)    No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries and variable interest entities, taken as a whole, (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets, net assets, shareholders’ equity, of the Company and its subsidiaries and variable interest entities, taken as a whole, (iv) neither the Company nor any of its subsidiaries and variable interest entities has (1) entered into or assumed any material transaction or agreement, (2) incurred assumed or acquired any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (3) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (4) agreed to take any of the foregoing actions that would, in the case of any of clauses (1) through (4) above, have a Material Adverse Effect and that are not otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (v) neither the Company nor any of its subsidiaries and variable interest entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(ii)    Liquidity and Capital Resources. The Registration Statement, the Time of Sale Prospectus and the Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.

(jj)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk)    PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current and projected income, assets and activities, the Company does not expect to be classified as a PFIC in the current taxable year and for the foreseeable future.

(ll)    Payments of Dividends. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holders thereof in United States dollars and freely transferred out of the Cayman Islands; and all such payments made to holders of the Offered Securities who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the subsidiaries and variable interest entities of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends, directly or indirectly, to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary or variable interest entity from the Company, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary or variable interest entity of the Company.

(mm)    Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business.

(nn)    Tax Filings. The Company and each of its subsidiaries and variable interest entities have filed all tax returns that are required to be filed by them pursuant to any applicable national, state, provincial, local or other law or regulation. The Company and its subsidiaries and variable interest entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith and as to which adequate reserves have been established by the Company, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries and variable interest entities which has had (nor does the Company nor any of its subsidiaries or variable interest entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and variable interest entities and which could reasonably be expected to have) a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. All national, provincial and local PRC governmental tax relief, concessions, waivers, holidays and preferential treatments enjoyed by the Company, its subsidiaries and variable interest entities are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(oo)    Insurance. Each of the Company, its subsidiaries and variable interest entities are insured by insurers of recognized financial standing against such losses and risks and in such amounts as required by the applicable laws, regulations and rules and are prudent and customary for the businesses in which they are engaged in the PRC; all policies of insurance insuring the Company, its subsidiaries or its variable interest entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, its subsidiaries and variable interest entities are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries or variable interest entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its subsidiaries or variable interest entities has been refused any insurance coverage sought or applied for; neither the Company nor any of its subsidiaries or variable interest entities has any reason to believe that it will not be able to renew its existing insurance coverage in any material respect as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business as currently conducted and at a cost that would not have a Material Adverse Effect.

(pp)    Compliance with Anti-Corruption Laws. Neither the Company nor any of its subsidiaries or variable interest entities or their respective affiliates, nor any director, officer, or employee acting on behalf of the Company or any of its subsidiaries, variable interest entities and affiliates, nor, to the best knowledge of the Company, any agent or representative of the Company or of any of its subsidiaries or variable interest entities acting on behalf of the Company or any of its subsidiaries or variable interest entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to any political activity, (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its subsidiaries and variable interest entities have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977 and the Bribery Act 2010 of the United Kingdom, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(qq)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries and variable interest entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its subsidiaries and variable interest entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries and variable interest entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(rr)    Compliance with OFAC. (i) The Company represents that neither the Company nor any of its subsidiaries or variable interest entities (collectively, the “Entity”) nor any director, officer or employee, or to the best knowledge of the Company, any agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is or has been: (A) the subject or target of any sanctions administered or enforced by the United States government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union (“EU”) or any EU member state, Her Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (collectively, “Sanctioned Countries”). (ii) The Company represents and covenants that the Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; (B) to fund or facilitate any activities of or business in, with or relating to any of the Sanctioned Countries, or (C) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). (iii) The Company represents and covenants that the Entity has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions (A) with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or (B) with, in, or related to any of the Sanctioned Countries.

(ss)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies, (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof, (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur, and (v) all off-balance sheet commitments and arrangements of the Company and its subsidiaries and variable interest entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(tt)    Related Party Transactions. There are no material relationships or transactions, direct or indirect, between the Company or any of its subsidiaries and variable interest entities on the one hand and their respective shareholders, affiliates, directors or officers, or any affiliates or family members of such persons, on the other hand, or any other related party transactions required to be disclosed that are not disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Related Party Transactions.”

(uu)    No Sale, Issuance and Distribution of Shares. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares or other equity securities or securities convertible into or exchangeable or exercisable for Ordinary Shares or other equity securities of the Company during the six-month period preceding the date hereof, including any Ordinary Shares or other securities pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(vv)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ww)    Due Authorization of Registration Statements. Each Registration Statement, each preliminary prospectus, the Prospectus, any issuer free writing prospectus, the ADS Registration Statement and the Exchange Act Registration Statement, and the filing of the Registration Statement, each preliminary prospectus, the Prospectus, any issuer free writing prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission, have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(xx)    No Transaction or Other Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties are payable in the PRC, Hong Kong or the Cayman Islands by or on behalf of the Underwriters to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the issuance, sale and delivery of the Ordinary Shares represented by the Offered Securities by the Company, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (iii) the deposit of the Ordinary Shares represented by the Offered Securities with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of American depositary receipts (“ADRs”), if any, evidencing the Offered Securities, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(yy)    Merger or Consolidation. Neither the Company nor any of its subsidiaries or variable interest entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(zz)    Termination of Contracts. Neither the Company nor any of its subsidiaries or variable interest entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or variable interest entities, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(aaa)    SAFE Compliance. Each subsidiary or variable interest entity of the Company established in the PRC has completed all relevant registration and other procedures required under applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”). Each of Mr. Shaofeng Gu, Mr. Honghui Hu, Mr. Tiezheng Li, Mr. Jun Zhang and Ms. Wei Luo and, to the best knowledge of the Company, each other registered shareholder of the Company who is a PRC citizen or resident has completed relevant registration and other procedures required under applicable SAFE Rules and Regulations for his/her ownership interest in the Company.

(bbb)    M&A Rules. The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and amended on June 22, 2009 (the “M&A Rules”), including the relevant provisions thereof which purport to require offshore special purpose vehicles (“SPVs”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or at each Closing Date, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8, 2006 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”). The M&A Rules did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Securities, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement.

(ccc)    Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be observed and given effect to by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 18 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of New York state and U.S. federal court in the Borough of Manhattan in The City of New York (each, a “New York Court”) and has validly waived any objection to the laying of venue of any suit action or proceeding brought in any New York Court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the offer and sale of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(ddd)    No Immunity. Neither the Company, nor any of its subsidiaries or variable interest entities nor any of their respective properties, assets or revenues has any right of immunity under the laws of the Cayman Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its subsidiaries or variable interest entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries and variable interest entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement and Section 7.6 of the Deposit Agreement.

(eee)    Enforceability of Judgment. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognized and enforced by (i) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation, provided that such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final judgment, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law. It is not necessary for such recognition and enforcement that this Agreement, the Deposit Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(fff)    No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the preliminary prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule III hereto.

(ggg)    No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (the “FINRA”) and (ii) the Company or any of its subsidiaries and variable interest entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first submitted to the Commission.

(hhh)    Representation of Officers. The officer’s certificates delivered to the Representatives as required or contemplated by Section 6 hereof shall constitute representations and warranties hereunder by the Company, as to matters covered thereby or as excluded from or disclosed against therein, to each Underwriter.

(iii)    Directed Share Program. The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. The Company has not offered or sold, or caused Piper Jaffray & Co. to offer or sell, any Securities to any person under the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, any of its affiliates, or the business of the Company or its affiliates.

(jjj) Concurrent Private Placement. The issuance and sale of Ordinary Shares by the Company to Sun Hung Kai & Co. (CP) Limited (the “CPP Investor”), a wholly-owned subsidiary of Sun Huang Kai & Co. Limited, pursuant to a Subscription Agreement dated October 30, 2017 (the “Concurrent Private Placement”) was conducted in accordance with Regulation S under the Act and all requirements of Regulation S were duly complied with by the Company and the CPP Investor. The Concurrent Private Placement will not be integrated with the offering of Offered Securities hereunder pursuant to applicable rules and regulations issued under the Act.

1.2    Each Selling Shareholder, severally and not jointly, and in respect of itself only, represents and warrants to and agrees with the several Underwriters that:

(a)    Good Standing. Each Selling Shareholder that is not a natural person has been duly organized and is validly existing as a company or a limited partnership, as the case may be, in good standing in its jurisdiction of organization.

(b)     Title to Securities. Such Selling Shareholder has and on each Closing Date will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney (as defined below) and, assuming effectiveness of the Registration Statement and the ADS Registration Statement to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder, and to deposit with the Depositary the Ordinary Shares represented by such Offered Securities; the Ordinary Shares represented by the Offered Securities to be delivered by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the Offered Securities representing such Ordinary Shares so deposited by such Selling Shareholder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.

(c)    Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement (the “Custody Agreement”) entered into by such Selling Shareholder and the Company, as custodian (the “Custodian”) or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Shareholder, except for such consents, approvals, authorizations or orders of, or filings with, any person (including any governmental agency or body or any court) that, if not obtained, would not have an adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(d)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Custody Agreement, the Power of Attorney (as defined below) and this Agreement and the consummation of the transactions contemplated therein and herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties or assets of such Selling Shareholder is subject, except for such conflict, breach or violation that would not reasonably be expected, individually or in the aggregate, (i) have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder or under the Custody Agreement or the Power of Attorney (as defined below), (ii) result in any violation of the provisions of the articles of association, business license or other constituent documents of any Selling Shareholder that is not a natural person, and (iii) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Selling Shareholder or any of its properties or assets.

(e)    Custody Agreement. The Custody Agreement with respect to such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and constitutes valid and legally binding obligations of such Selling Shareholder enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.

(f)    Power-of-Attorney. The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(g)    Compliance with Securities Act Requirements. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact relating to such Seller Shareholder or omit to state a material fact required to be stated therein or necessary to make the statements therein relating to such Selling Shareholder not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact relating to such Selling Shareholder or omit to state a material fact necessary to make the statements therein relating to such Selling Shareholder, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact relating to such Selling Shareholder or omit to state a material fact necessary to make the statements therein relating to such Selling Shareholder, in the light of the circumstances under which they were made, not misleading, (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact relating to such Selling Shareholder or omit to state a material fact necessary to make the statements therein relating to such Selling Shareholder, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(h)    Compliance with OFAC. Neither such Selling Shareholder nor any of its subsidiaries, director, officer or employee, or to the best knowledge of such Selling Shareholder, any of its agent, affiliate or representative that is, or is owned or controlled by a Person that is or has been (A) the subject or target of any Sanctions, nor (B) located, organized or resident in any Sanctioned Countries.

(i)    Compliance with Anti-Money Laundering Laws. Such Selling Shareholder’s participation in the offering will not violate any Anti-Money Laundering Laws applicable to it; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to such Anti-Money Laundering Laws is pending or threatened.

(j)    No Undisclosed Material Information. The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries or variable interest entities that is not set forth in the in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(l)    No FINRA Affiliations. Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, has any affiliations or associations with any member of FINRA, and none of the proceeds received by such Selling Shareholder from the sale of Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or the person “associated with” as such terms are used in the Bylaws of FINRA) such member.

(m)    No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n)    Absence of Manipulation. Neither such Selling Shareholder, nor any of its affiliates or any person acting on its or their behalf has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(o)    Security Interests. Upon payment for the Offered Securities sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to DTC (as defined below) or its agent of the Offered Securities in book entry form to a securities account maintained by the Representatives at DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the Uniform Commercial Code (the “UCC”)) with respect to such Offered Securities, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.

(p)    No Stamp or Transaction Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding, or other taxes or duties are payable by or on behalf of the Underwriters in connection with (i) the deposit by such Selling Shareholder of Ordinary Shares with the Depositary and the Custodian and the issuance and delivery of ADRs, if any, evidencing the Offered Securities, (B) the delivery of the Offered Securities to or for the account of the Underwriters, (C) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, or (D) the execution and delivery of this Agreement or the Custody Agreement.

(q)    No Sales. Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Offered Securities or Ordinary Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Offered Securities, in each case other than the then most recent Prospectus.

(r)    No Other Marketing Documents. Such Selling Shareholder has not distributed or will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities by such Selling Shareholder, including any free writing prospectus.

(s)    No Registration Rights. Other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company.

(t)    No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Securities that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any shares, right, warrants, options or other securities from the Company, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(u)    Representation of Attorneys-in-Fact. Any certificate signed by any attorney-in-fact of such Selling Shareholder and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement will constitute a representation and warranty hereunder by the Selling Shareholder, as to matters covered thereby, to each Underwriter.

(v)    No Immunity. Neither such Selling Shareholder nor any of its properties, assets or revenues has any right of immunity under the laws of the Cayman Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that such Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, such Selling Shareholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 hereof.

2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, at US$[●] per ADS (the “Purchase Price”), the respective numbers of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree, as and to the extent indicated in Schedule II hereto, to sell, to the Underwriters the Optional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, from each Selling Shareholder the Optional Securities in the form of American Depositary Shares at the Purchase Price, the respective numbers of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Optional Securities to be purchased by the Underwriters and the date on which such Optional Securities are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Optional Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On each day, if any, that Optional Securities are to be purchased (an “Optional Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Optional Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Optional Securities to be purchased on such Optional Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

3.    Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Offered Securities are to be offered to the public initially at US$[●] per ADS (the “Public Offering Price”).

4.    Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November [14], 2017, or at such other time on the same or such other date, not later than [●], 2017, as shall be mutually agreed upon between you and the Company. The time and date of such payment are hereinafter referred to as the “First Closing Date.”

Payment for any Optional Securities shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Optional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [●], as shall be designated in writing by you.

The Firm Securities and Optional Securities shall be delivered in book entry form, registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the First Closing Date or the applicable Optional Closing Date, as the case may be. The Firm Securities and Optional Securities shall be delivered to you through the facilities of the Depositary Trust Company (“DTC”) on the First Closing Date or an Optional Closing Date, as the case may be, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company, with any transfer taxes payable in connection with the transfer of the Offered Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. The First Closing Date and each Optional Closing Date, if any, are sometimes herein referred to as the “Closing Date”.

5.    Certain Agreements of the Company and the Selling Shareholders.

5.1    The Company, in addition to its other agreements and obligations hereunder, agrees with the several Underwriters that:

(a)    Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Rule 462 Registration Statement in accordance with the next sentence, the Company will file the Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the effective time of the Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If a Rule 462 Registration Statement is necessary to register a portion of the Offered Securities under the Securities Act but the effective time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Rule 462 Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)    Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement, any Rule 462 Registration Statement or any preliminary prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Rule 462 Registration Statement (if its effective time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any preliminary prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any preliminary prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d)    Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders and to the Representatives an earnings statement covering a period of at least 12 months beginning after the effective time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter.

(e)    Furnishing of Prospectuses. The Company will furnish to the Representatives, without charge, copies of each Registration Statement (two of which will include all exhibits and the remainder of which may be provided without exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request in writing. All such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)    Reporting Requirements. During the period of five years hereafter, the Company will furnish (i) to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and (ii) to the Representatives (a) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (b) from time to time, such other information concerning the Company as the Representatives may reasonably request, provided, however, that in each case the Company will have no obligation to deliver such reports or statements (financial or otherwise) (1) to the extent they are publicly available on the Company’s website or timely filed with the Commission’s EDGAR reporting system, or (2) if the Company ceases to be subject to the reporting obligations under the Exchange Act.

(g)    Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Shareholders, as the case may be under this Agreement, including without limitation: i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws, including all filing fees in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, iv) all filing fees incurred in connection with the review and qualification of the offering of the Offered Securities by the FINRA, v) all fees and expenses in connection with the preparation and filing of the ADS Registration Statement and the Exchange Act Registration Statement and all costs and expenses incident to listing the Offered Securities on the NYSE, vi) the cost of printing certificates representing the Offered Securities, vii) the costs and charges of any transfer agent, registrar or depositary, viii) the costs and expenses of the Company relating to any Testing-the-Waters Communications, investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of presentation slides and graphics, fees and expenses of any consultants engaged with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the Testing-the-Waters Communications, investor presentations or road show incurred by the Company or the Underwriters, ix) the document production charges and expenses associated with printing this Agreement, and x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that the Underwriters shall be responsible for the costs and expenses incident to the performance of the obligations of the Underwriters hereunder, including out of pocket expenses and fees and disbursements of their counsels, and the remaining costs and expenses incurred by the Underwriters relating to any Testing-the-Waters Communications, investor presentations or “road show” undertaken in connection with the marketing of the offering of the Offered Securities.

(h)    Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the Time of Sale Prospectus and the Prospectus and file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of its subsidiaries or variable interest entities to register as an investment company under the Investment Company Act, and (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations. The Company will not use, and will cause its subsidiaries or variable interest entities not to use, the proceeds of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity currently subject to Sanctions. The Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(i)    Absence of Manipulation. The Company will not take, and will cause each of its subsidiaries and variable interest entities not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j)    Taxes. The Company will indemnify and hold harmless each Underwriter against any withholding tax, documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement and on payment received by the Underwriters under this Agreement. All payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever in any jurisdiction unless the Company or any Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(k)    Restriction on Sale of Securities by the Company. (A) Without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for any of its ADSs or Ordinary Shares (the “Lock-Up Securities”) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of its ADSs, Ordinary Shares or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any of the Lock-Up Securities, or (iv) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or enter into any such swap or other arrangements.

(B)    The restrictions contained in the preceding paragraph shall not apply to (a) the Offered Securities to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of the ADSs or Ordinary Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Ordinary Shares may be made under such plan during the Lock-Up Period, or (d) the filing of any registration statement on Form S-8.

(C)    If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Letter for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(l)    Listing of Offered Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on the NYSE and maintain the listing of the Offered Securities on the NYSE.

(m)    SAFE Compliance. The Company shall comply with the SAFE Rules and Regulations, and shall use commercially reasonable efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(n)    Local Securities Laws. The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(o)    Deposit Agreement. The Company will deposit the Ordinary Shares represented by the Offered Securities with the Depository in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at each applicable Closing Date.

(p)    License of Trademarks. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the offering of the Offered Securities.

(q)    Cayman Islands Approvals. The Company agrees that (i) it will not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(r)    Compliance with Securities Laws. The Company will use its best efforts to comply with the Sarbanes-Oxley Act, the Securities Act, the Exchange Act, the applicable rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NYSE (the “Securities Laws”), and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with the Securities Laws.

(s)    Compliance with Rule 433. The Company will comply with Rule 433(d) (without reliance on Rule 164(b)) and Rule 433(g)). The Company will furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object. Without the prior written consent of the Representatives, The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(u)    D&O Insurance. Prior to the First Closing Date, the Company will have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act and the Rules and Regulations.

(v)    Lock-Up Arrangements. The Company agrees to cause each option holder of the Company who has not entered into a Lock-up Letter contemplated hereunder to be subject to and comply with all of the restrictions set forth in such Lock-up Letter, including having a legend with respect to such restrictions on the certificates evidencing the Company’s Ordinary Shares, if any, to be issued to any such option holder upon exercise of the options during the Lock-Up Period and to enter into the Depositary Letter (as defined in Section 6(u) below) with the Depositary, and not to release the Depositary from any of its obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Letter during the Lock-Up Period.

(w)    Emerging Growth Company. The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Lock-Up Period.

(y)    Directed Share Program. The Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of the effectiveness of the Registration Statement. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

5.2    Each of the Selling Shareholders severally and not jointly, and in respect of itself only agrees with the several Underwriters that:

(a)    Payment of Expenses. Such Selling Shareholder will pay all expenses incident to the performance of its respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and share transfer taxes, if any, payable upon the sale of the Offered Securities by such Selling Shareholder to the Underwriters, (ii) the fees and disbursements of its respective local counsel and accountants, except for the fees and expenses, if any, incurred by the Company’s counsel on behalf of the Selling Shareholders which will be borne by the Company, (iii) to the extent applicable, any fees and expenses of its authorized agent for service of process in the State of New York, County of New York in any action arising out of or relating to this Agreement, and (iv) all other expenses and taxes incident to the sale and delivery of the Offered Securities to be sold by such Selling Shareholder hereunder, to the extent not covered by the foregoing or required to be paid for by the Company hereunder.

(b)    Stamp and Other Taxes. Such Selling Shareholder will indemnify and hold harmless each Underwriter against any withholding tax, documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by such Selling Shareholder hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever in any jurisdiction unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c)    W-9 / W-8 Form. Such Selling Shareholder agrees to procure delivery to the Representatives on or prior to the Option Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(d)    Material Event. Such Selling Shareholder will notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Offered Securities as contemplated herein and in the Prospectus and the Registration Statement has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

(e)    No Sales. Such Selling Shareholder will not, at any time at or after the execution of this Agreement, offer or sell any Offered Securities by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in the connection with the offer or sale of the Offered Securities, in each case other than the final prospectus.

(f)    Absence of Manipulation. Such Selling Shareholder will not take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(g)    Use of Proceeds. Such Selling Shareholder will not, directly or indirectly, use any of the proceeds it will receive from the sale of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; (B) to fund or facilitate any activities of or business in, with or relating to any of the Sanctioned Countries, or (C) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(h) Compliance with PRC Laws and Regulations. Such Selling Shareholder and/or its direct or indirect owners or controlling persons that are PRC residents or PRC citizens will use its best efforts to comply in all material respects with any applicable SAFE Rules and Regulations applicable to them in connection with their interests in the Company, including, without limitation, to complete any registration and other procedures required under applicable SAFE Rules and Regulations, and irrevocably authorizing the controlling person in writing, in accordance with applicable SAFE Rules and Regulations, to handle any registrations and other procedures required under applicable SAFE Rules and Regulations on their behalf.

6.    Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the following conditions precedent:

(a)    Accuracy of Representations. The representations and warranties of the Company and the Selling Shareholders contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the First Closing Date and the Optional Closing Date, and each of the Company and the Selling Shareholders shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the First Closing Date and the Optional Closing Date.

(b)    Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission in accordance with the rules and regulations of the Commission and Section 5.1(a)(i) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 1.1(hh) shall have occurred or shall exist, which event or condition is not described in the Registration Statements, the Time of Sale Prospectus and the Prospectus and the effect of which in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(d)    No Adverse Developments in PRC Legislation. There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the M&A Rules and Related Clarifications, which in the sole judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities at the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(e)    Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers Zhong Tian LLP confirming that they are a registered public accounting firm and independent public accountants and substantially in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f)    Opinion of U.S. Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Exhibit C.

(g)    Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Exhibit D.

(h)    Opinion of Hong Kong Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom, Hong Kong counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Exhibit E.

(i)    Opinion of PRC Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Grandall Law Firm (Shanghai), PRC counsel for the Company, substantially in the form attached hereto as Exhibit F. A copy of such opinion shall have been provided to the Representatives with consent from such counsel.

(j)    Opinion of U.S. Counsel for each Selling Shareholder. The Representatives shall have received an opinion, dated such Closing Date, of U.S. counsel for each Selling Shareholder, addressed to the Underwriters in form and substance satisfactory to the Representatives.

(k)    Opinion of Local Counsel for each Selling Shareholder. The Representatives shall have received an opinion, dated such Closing Date, of local counsel for each Selling Shareholder, addressed to the Underwriters in form and substance satisfactory to the Representatives.

(l)    Opinion of U.S. Counsel for the Underwriters. The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Underwriters such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(m)    Opinion of PRC Counsel for the Underwriters. The Representatives shall have received from DaHui Lawyers, PRC counsel to the Underwriters such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters

(n)    Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge after reasonable investigation, are contemplated by the Commission; (iii) the Rule 462 Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and (iv) subsequent to the date of the most recent financial statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been any material adverse change, nor any development or event involving a prospective material adverse change, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as described in such certificate.

(o)     Selling Shareholders’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an authorized representative of each Selling Shareholder in which such authorized representative shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct; the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(p)    Lock-Up Letters. On or prior to the date hereof, the Representatives shall have received an executed Lock-Up Letter from each of the executive officers, directors and existing shareholders of the Company and certain holders of the right to acquire shares of the Company.

(q)    Chief Financial Officer’s Certificate. The Chief Financial Officer shall have furnished to the Representatives, dated the date hereof and such Closing Date, respectively, a certificate stating, among other things, that certain operating and financial data disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and accurate.

(r)    Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Offered Securities against issuance of the ADRs evidencing the Offered Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(s)    Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(t)    Opinion of Depository’s counsel. The Representatives shall have received an opinion, dated such Closing Date, of Patterson Belknap Webb & Tyler LLP, counsel to the Depository, addressed to the Underwriters substantially in the form attached hereto as Exhibit G.

(u)    Delivery of Instruction Letter to Depositary. The Company shall have entered into a side letter agreement with the Depositary, substantially in the form and substance set forth in Exhibit H hereto (the “Depositary Letter”), instructing the Depositary, not to, during the Lock-Up Period, accept any deposit by the persons specified therein of any Ordinary Shares in the Company’s ADR facility or issue any new ADRs evidencing the ADSs to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company.

(v)    Execution of Custody Agreement. Each Selling Shareholder shall have delivered to the Representatives a Power of Attorney and a Custody Agreement, each of which duly executed and in form and substance satisfactory to the Representatives.

(w)    Form W-9 / W-8. On or prior to the First Closing Date, the Representatives shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

(x)    Listing. The Offered Securities shall have been approved for listing on the NYSE.

(y)    DTC Eligibility. On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(z)    Use of Offering Materials. No issuer free writing prospectus, preliminary prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives shall have objected in writing.

(aa)    No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

The Selling Shareholders and the Company shall have furnished the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or , in the case of any condition to the purchase of Optional Securities on an Optional Closing Date which is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Securities shall be deemed terminated by the Company and the Selling Shareholder at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be unless otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 9.

Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(d)(8)(i) under the Securities Act (a “road show”) and is required to be filed with the Commission, or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

The Company further agrees to indemnify and hold harmless Piper Jaffray & Co. and its affiliates and each person, if any, who controls Piper Jaffray & Co. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Piper Jaffray & Co., from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to the Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of the Directed Shares that the Participant agreed to purchase, or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of Piper Jaffray & Co.

(b)    Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication in reliance upon and in conformity with information relating to him furnished to the Company in writing by such Selling Shareholder expressly for use therein; provided further that the liability under this subsection of such Selling Shareholder shall be limited to an amount equal to his aggregate proceeds after underwriting commissions and discounts, but before expenses, from the sale of the Offered Securities sold by such Selling Shareholder hereunder.

(c)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and Selling Shareholders to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a), 7(b) or 7(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a) or Section 7(b), and by the Company, in the case of parties indemnified pursuant to Section 7(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)    To the extent the indemnification provided for in Section 7(a), 7(b) or 7(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 7(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(e)(i) above but also the relative fault of indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Securities. The relative fault of the Company and each Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Offered Securities they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds (after deducting underwriting discounts and commissions but excluding expenses) received by such Selling Shareholder from its sale of Offered Securities pursuant to this Agreement.

(f)    The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

8.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the either the First or any Optional Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the Nasdaq Global Market or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

9.    Defaulting of Underwriters. If, on the First Closing Date or an Optional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Offered Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of the Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of the Offered Securities without the written consent of such Underwriter. If, on the First Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company and the Selling Shareholders for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders. In any such case either you or the Company shall have the right to postpone the First Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Optional Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Optional Securities and the aggregate number of Optional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Optional Securities to be purchased on such Optional Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Optional Securities to be sold on such Optional Closing Date (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination) or (ii) purchase not less than the number of the Optional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company and the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company and the Selling Shareholders shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Securities, represents the entire agreement among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matters hereof.

11.    Absence of Fiduciary Relationship. Each of the Company and Selling Shareholders acknowledges and agrees that:

(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or any Selling Shareholder, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or is advising the Company or Selling Shareholder on other matters.

(b)    Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)    Absence of Obligation to Disclose. Each of the Company and Selling Shareholders has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship.

(d)    Waiver. Each of the Company and Selling Shareholders waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Selling Shareholder, including their respective shareholders, employees or creditors.

12.    Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters. Jun Zhang and Simon Tak Leung Ho will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by Jun Zhang or Simon Tak Leung Ho will be binding upon all the Selling Shareholders.

13.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

15.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, United States, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, United States; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Building G1, No. 999 Dangui Road, Pudong New District, Shanghai 201203, People’s Republic of China, Attention: Chief Financial Officer; or, if sent to Maggie & Tony Limited, will be mailed, delivered or telegraphed and confirmed to them at             , Hong Kong, Attention: Wei Luo; if sent to Oriental Global Group Limited, will be mailed, delivered or telegraphed and confirmed to them at 49/F, One Exchange Square, 8 Connaught Place Central, Hong Kong, Attention: Jack Chow/Jason Lau; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

17.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.    Submission to Jurisdiction. Each of the Company and Selling Shareholders hereby submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and Selling Shareholders irrevocably and unconditionally waives any objection to the laying of the venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in U.S. federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plea or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and Selling Shareholders irrevocably appoints Law Debenture Corporate Services Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 16, shall be deemed in every respect effective service of process upon the Company or such Selling Shareholder, as the case may be, in any such suit or proceeding. Each of the Company and Selling Shareholders further agrees and not jointly, and in respect of itself only, to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

19.    Judgment Currency. The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder and not jointly, and in respect of itself only, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

Very truly yours, PPDAI Group Inc.

By:
Name:
Title:

The Selling Shareholders named in Schedule II hereto, acting severally

By:
Name:
Title:	Attorney-in-Fact

Accepted as of the date hereof Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Securities to Be Purchased	Number of Optional Securities to Be Purchased if Option is Exercised in Full
Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

Keefe, Bruyette & Woods, Inc.

Total:	17,000,000	2,550,000

SCHEDULE II

	Number of Firm Securities to Be Sold	Number of Optional Securities to Be Sold if Option is Exercised in Full
The Company	17,000,000	—

Maggie & Tony Limited	—	800,000

Oriental Global Group Limited	—	1,750,000

Total:	17,000,000	2,550,000

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued October 30, 2017

2.	The Public Offering Price is US$[●] per ADS

SCHEDULE IV

LIST OF OFFICERS, DIRECTORS, SHAREHOLDERS AND OTHERS

ENTERING INTO LOCK-UP LETTERS

Directors and Officers

Jun Zhang

Tiezheng Li

Honghui Hu

Shaofeng Gu

Ronald Cao

Congliang Li

Neil Nanpeng Shen

Zehui Liu

Qiong Wang

Jimmy Y. Lai

Bing Xiang

Simon Tak Leung Ho

Feng Zhang

Hong Wang

Yuxiang Wang

Ming Gu

Jiayuan Xu

Shareholders

Metallica Holding Limited

Emma & Oliver Holding Limited

Happyariel Holding Limited

PPD Investment Limited

Maggie & Tony Limited

GF SinoVest Fund SPC-Star 6 SP

Sequoia Capital 2010 CV Holdco, Ltd.

Lightspeed China Partners I, L.P.

JOY BRIGHT MANAGEMENT LIMITED

Lightspeed China Partners 1-A, L.P.

OCEANIC TEAM LIMITED

SIG China Investments Master Fund III, LLLP

ORIENTAL GLOBAL GROUP LIMITED

CPP Investor

Sun Hung Kai & Co. (CP) Limited

Option Holders

Yongguo Chen, Chenjie Gu, Yafen Gu, Lu Zhang, Pingping Chen, Wen Lv, Mingde Xu, Hui Jia, Chao Wang, Xianan Xu, Zhenyan Zhu, Meng Miao, Lingwei Kong, Qiang Wang, Xin Shen, Jia Wen, and Juanjuan Li

SCHEDULE V

WRITTEN TESTING-THE-WATER COMMUNICATIONS

All written communications presented to potential investors in reliance on Section 5(d) of the U.S. Securities Act of 1933, as amended, and submitted to the U.S. Securities and Exchange Commission.

EXHIBIT A

FORM OF LOCK-UP LETTER

            , 2017

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010

United States

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

as Representatives of the several Underwriters named in the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives (the “Representatives”) of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PPDAI Group Inc., a Cayman Islands Company (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of American depositary shares (the “ADSs”), each representing five Class A ordinary shares of the Company par value US$0.00001 per share (together with the Class B ordinary shares of the Company, the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Lock-Up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, ADSs or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs as a bona fide gift or through will or intestacy, or to immediate family members, to any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned, or to any entity beneficially owned and controlled by the undersigned, or (c) if the undersigned is a partnership, limited liability company or corporation, transfer or distributions of Ordinary Shares or ADSs or any security convertible into Ordinary Shares or ADSs to limited partners, stockholders or “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares or ADSs, shall be required or shall be voluntarily made during the Lock-Up Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-Up Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement shall be binding upon the undersigned and the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter agreement shall automatically terminate and be of no further force and effect on the earlier of (i) the date that the Company advises the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the ADSs to be sold thereunder, or (iii) April 30, 2018 if the Public Offering has not been completed by or before such date.

This letter is governed by, and to be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

            , 2017

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by PPDAI Group Inc. (the “Company”) of              American depositary shares (the “ADSs”), each representing              Class A ordinary shares of the Company par value US$0.00001 per share (the “Ordinary Shares”), and the lock-up letter dated             , 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20    , with respect to [●] ADSs, representing [●] Ordinary Shares of the Company (the “Shares”).

Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours, Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc. Acting severally on behalf of themselves and the several Underwriters

E-1

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

cc:	Company

FORM OF PRESS RELEASE

PPDAI Group Inc.

[Date]

PPDAI Group Inc. (the “Company”) announced today that Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., the joint book-running managers in the Company’s recent public sale of              ADSs, representing [●] Class A ordinary shares, are [waiving][releasing] a lock-up restriction with respect to              ADSs, representing              Class A ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

FORM OPINION OF U.S. COUNSEL FOR THE COMPANY

EXHIBIT D

FORM OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY

EXHIBIT E

FORM OPINION OF HONG KONG COUNSEL FOR THE COMPANY

EXHIBIT F

FORM OPINION OF PRC COUNSEL FOR THE COMPANY

EXHIBIT G

FORM OPINION OF DEPOSITARY COUNSEL

EXHIBIT H

FORM OF DEPOSITARY LETTER

PPDAI GROUP INC.

November [14], 2017

Citibank, N.A. – ADR Depositary

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Reference is hereby made to that certain Deposit Agreement, dated as of November [9], 2017 (the “Deposit Agreement”), by and among PPDAI Group Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares issued thereunder. All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

The Company hereby instructs the Depositary, as contemplated in Section 2.3 of the Deposit Agreement, not to accept Shares for deposit under Section 2.3 of the Deposit Agreement for the purpose of issuance of ADSs unless the Company has consented to such deposit. Attached hereto as Annex A is a form of consent the Company intends to use for purposes of consenting to a deposit of Shares under Section 2.3 of the Deposit Agreement.

PPDAI Group Inc.

By:
Name:
Title: